UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

7068 Koll Center Parkway, Suite 401, Pleasanton, California	94566
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (925) 249-4000

(Former name or former address, if changed since last report.) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Lipid Sciences, Inc.'s (the "Company") withdrew its appeal request and its common stock was delisted from The Nasdaq Capital Market on opening of business on October 1, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company's President and Chief Executive Officer and Chief Financial Officer were terminated and all of the Corporation's Directors resigned immediately prior to the filing of the Corporation's Chapter 7 bankruptcy petition.

Item 8.01 Other Events.

On September 26, 2008, the Board of Directors of the Company approved the filing of a voluntary bankruptcy petition under Chapter 7 of the United States Bankruptcy Code. The Company anticipates making the filing by October 2, 2008.

The decision of the Board to file for bankruptcy follows a broad-based and intensive effort over many months to either raise capital, find a strategic partner or sell the Company or its assets either as a whole or the assets related to individual development programs. The Company was represented in the process by Rodman & Renshaw, LLC, an investment banking firm with broad expertise in the biotechnology sector, and a specialty private business development firm focusing on transactions involving biotechnology and pharmaceutical companies. These efforts involved the Company or its representatives contacting 82 pharmaceutical, bio-pharmaceutical and medical device companies in addition to numerous potential investors. The Company entered into 13 confidential disclosure agreements with interested parties. Despite the Company's extensive efforts, including a broad solicitation of interest and meetings with a number of pharmaceutical and healthcare companies and potential sources of equity capital including short term bridge financing, no viable proposals were received. Accordingly, with insufficient funds to support the Company's continuing operations, and no viable financing, joint venture or sale opportunity, the Board of Directors determined to liquidate the Company through the filing of a Chapter 7 bankruptcy petition. In view of the termination of the authority of the Corporation's directors and officers as of the filing of the petition, all of the Corporations directors, officers and employees will have resigned or been terminated as of such time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit 17.1	Resignation letter from S. Lewis Meyer, Ph.D.
Exhibit 17.2	Resignation letter from H. Bryan Brewer, Jr., M.D.
Exhibit 17.3	Resignation letter from Frank M. Placenti.
Exhibit 17.4	Resignation letter from John E. Crawford.
Exhibit 17.5	Resignation letter from Bosko Djordjevic.
Exhibit 17.6	Resignation letter from Stephen E. Renneckar.
Exhibit 17.7	Resignation letter from Gary S. Roubin, M.D., Ph.D.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: October 1, 2008	By:	/s/ Sandra Gardiner
Sandra Gardiner Chief Financial Officer

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